For Immediate Release    For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
investors@smpcorp.com
Standard Motor Products, Inc. Announces
Increase in its Quarterly Dividend

New York, NY, February 2, 2026......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, announced today that its Board of Directors has approved an increase in its quarterly common stock dividend from thirty-one cents per share to thirty-three cents per share, payable on March 2, 2026, to shareholders of record on February 16, 2026.

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